Exhibit 99.1

SANTO MINING CORP SIGNS $5 mILLION FINANCE AGREEMENT WITH DEER VALLEY management

Santo Domingo, Dominican Republic - (Marketwire – December 27, 2012) - Santo Mining Corporation (OTCBB:SANP), (the “Company”)  announced that on December 19, 2012 the Company entered into a $5 million investment agreement (the “Investment Agreement”) with Deer Valley Management, LLC (the “Investor”), headquartered in White Plains, New York.  The Investment Agreement will enable Santo Mining to significantly scale up its exploration programs next to Barrick Gold’s reported 25 million ounce Pueblo Viejo mine, Perilya’s Cerro de Maimon gold mine, and Xstrata Falcondo’s world class nickel mine strategically located in the Dominican Republic’s mineral rich “Hispaniola Gold-Copper Arc”.

The Investment Agreement allows, but does not obligate the Company to issue and sell up to $5 million of shares of common stock to the Investor . The Company, at its sole discretion and without penalty, may notify the Investor the dollar amount that the Company intends to sell to the Investor on a specified date. The Investor will purchase the shares at a 22.5% discount based on 100% of the average daily volume of the Company’s common stock, up to $1 million.

The Company also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Investor.  Pursuant to the Securities Purchase Agreement, the Investor has agreed to purchase 400,000 shares of the Company’s common stock upfront at $0.20 per share for $80,000. Santo Mining will file a Registration Statement with the Securities and Exchange Commission within 30 days and all registration costs will be paid by the Investor. Full details of the finance commitment are published in an 8K filing with EDGAR.

The Company determined it was in the best interest of the shareholders to cancel the previously announce 2:1 forward share split.

According to, Al French, the Chief Executive Officer of the Company, “this closing guarantees that the Company now has up to $5,000,000 to forge ahead on our aggressive exploration plans and to fund acquisition of additional exploration concession applications.”

About Santo Mining Corporation

Santo Mining Corporation is an aggressive junior minerals exploration and development company, based in the Dominican Republic. The Company is actively pursuing the acquisition and exploring of properties, which are strategically located in the prolific and highly prospective

Hispaniola Gold-Copper Back-Arc area in the Dominican Republic.  A detailed description of the Company's activities is available at www.SantoMining.com.

Further information on the Company and its filings can be found at www.sec.gov

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, such as the Company's plans to acquire a number of highly prospective gold exploration properties, which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, development or exploration of the Company's properties and the timing of any work program or exploration activities, and any results that may be obtained or the commencement of production.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Investor relations: Circadia Group
North American Toll free:
1(866) 603-3330 or +1(647) 930-1037
info@santomining.com

The Santo Mining Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=14686